Filed Pursuant to Rule 433
                                                     Registration No. 333-130524

                        [BANC OF AMERICA SECURITIES LOGO]

--------------------------------------------------------------------------------
The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.


RMBS New Issue Term Sheet

Asset Backed Funding Corporation
Asset-Backed Certificates, Series 2006-OPT1
Offered Certificates: A-3A, A-3B, A-3C1, A-3C2, A-3D, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 & M-9

$692,999,000 (approximate)

Asset Backed Funding Corporation
Depositor

Bank of America, National Association
Sponsor

Option One Mortgage Corporation
Originator & Servicer

Clayton Fixed Income Services Inc.
Credit Risk Manager


August 4, 2006



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.
The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   DISCLAIMER
--------------------------------------------------------------------------------
This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received certain additional information. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

[_]   Summary of Certificates                                       p. 4

[_]   Important Dates and Contacts                                  p. 5

[_]   Summary of Terms                                              p. 7

[_]   Credit Enhancement                                            p. 10

[_]   Pass-Through Rates                                            p. 12

[_]   Interest Rate Swap Agreement                                  p. 15

[_]   Trigger Events                                                p. 17

[_]   Interest and Principal Distributions                          p. 18

[_]   Bond Summary                                                  p. 26

[_]   Pool Cap Schedule                                             p. 30

[_]   Breakeven Losses                                              p. 34

[_]   Excess Spread                                                 p. 35





Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                 SUMMARY OF CERTIFICATES
------------------------------------------------------------------------------------------------------------------------
                                                               Expected            Expected
         Expected                             Expected     Principal Window     Initial Credit
        Approximate   Interest   Principal   WAL (yrs)           (mos)           Enhancement        Expected Ratings
Class   Size ($)(1)     Type       Type       Call/Mat         Call/Mat           Percentage     S&P    Moody's   Fitch
-----   -----------   --------   ---------   ----------   -------------------   --------------   ----   -------   -----
 A-1    167,027,000   Floating      Sen                   Not Offered Hereby                     AAA      Aaa      AAA
 A-2    166,946,000   Floating      Sen                   Not Offered Hereby                     AAA      Aaa      AAA
 A-3A   244,701,000   Floating    Sen Seq    1.00/ 1.00    1 to 22/ 1 to 22             27.40%   AAA      Aaa      AAA
 A-3B    79,718,000   Floating    Sen Seq    2.00/ 2.00   22 to 26/ 22 to 26            27.40%   AAA      Aaa      AAA
A-3C1    75,000,000   Floating    Sen Seq    3.00/ 3.04   26 to 70/ 26 to 83            27.40%   AAA      Aaa      AAA
A-3C2    33,495,000   Floating    Sen Seq    3.00/ 3.04   26 to 70/ 26 to 83            27.40%   AAA      Aaa      AAA
 A-3D    18,763,000   Floating    Sen Seq    5.79/ 9.05   70 to 70/ 83 to 160           27.40%   AAA      Aaa      AAA
 M-1     57,354,000   Floating     Mezz      5.05/ 5.49   52 to 70/ 52 to 142           22.10%   AA+      Aa1      AA+
 M-2     55,191,000   Floating     Mezz      4.54/ 4.97   46 to 70/ 46 to 134           17.00%    AA      Aa2      AA
 M-3     20,020,000   Floating     Mezz      4.37/ 4.78   44 to 70/ 44 to 126           15.15%   AA-      Aa3      AA-
 M-4     23,256,000   Floating     Mezz      4.30/ 4.70   42 to 70/ 42 to 122           13.00%    A+      A1       A+
 M-5     21,112,000   Floating     Mezz      4.25/ 4.63   41 to 70/ 41 to 118           11.05%    A       A2        A
 M-6     16,233,000   Floating     Mezz      4.21/ 4.58   40 to 70/ 40 to 113            9.55%    A-      A3       A-
 M-7     20,561,000   Floating     Mezz      4.18/ 4.52   39 to 70/ 39 to 109            7.65%   BBB+    Baa1     BBB+
 M-8     12,445,000   Floating     Mezz      4.15/ 4.46   39 to 70/ 39 to 103            6.50%   BBB     Baa2      BBB
 M-9     15,150,000   Floating     Mezz      4.14/ 4.41   38 to 70/ 38 to 98             5.10%   BBB-    Baa3     BBB-
  B      20,020,000   Floating      Sub                   Not Offered Hereby                     BB+      Ba1      BB+


(1) The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.


--------------------------------------------------------------------------------
Structure:
----------
(1) The Class A-1 Certificates are backed primarily by the cash flow from the Group 1 Mortgage Loans. The Class A-2 Certificates are backed primarily by the cash flow from the Group 2 Mortgage Loans. The Class A-3A, Class A-3B, Class A-3C1, Class A-3C2 and Class A-3D Certificates are backed primarily by the cash flow from the Group 3 Mortgage Loans. The Class M and Class B Certificates are backed by the cash flows from all the Mortgage Loans.
(2) The margins on the Class A Certificates will double and the margins on the Class M and Class B Certificates will increase to 1.5x their original margins after the Optional Termination Date.
(3) The Offered Certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps.
--------------------------------------------------------------------------------







Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PRICING SPEED
--------------------------------------------------------------------------------
Adjustable-rate           100% ARM PPC
Mortgage
                          Loans 100% ARM PPC assumes that prepayments start at 5% CPR in month one, increase by approximately 2.273%
                          each month to 30% CPR in month twelve, remain at 30%
                          CPR through month twenty four, increase to 60% CPR for the next three months and then remain at 35% CPR from month twenty eight and thereafter.

--------------------------------------------------------------------------------
Fixed-rate Mortgage       100% FRM PPC
Loans
                          100% FRM PPC assumes that  prepayments  start at 2.3%
                          CPR in month one,  increase by 2.3% each month to 23%
                          CPR in month ten, and remain at 23% CPR thereafter.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           SUMMARY OF IMPORTANT DATES
--------------------------------------------------------------------------------
Deal Information                                Collateral Information
Expected Pricing          [August 7], 2006      Cut-off Date        July 1, 2006
Expected Settlement       August 10, 2006
First Distribution        August 25, 2006
Expected Stepdown         August 25, 2009
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Bond Information
-------------------------------------------------------------------------------------------------------------------
                                           Initial
    Class             Dated Date        Accrual Days      Accrual Method       Delay Days   REMIC Maturity Date (1)
     A-1            August 10, 2006                     Not Offered Hereby                    September 25, 2036
     A-2            August 10, 2006                     Not Offered Hereby                    September 25, 2036
     A-3A           August 10, 2006           0             Act/360                 0         September 25, 2036
     A-3B           August 10, 2006           0             Act/360                 0         September 25, 2036
    A-3C1           August 10, 2006           0             Act/360                 0         September 25, 2036
    A-3C2           August 10, 2006           0             Act/360                 0         September 25, 2036
     A-3D           August 10, 2006           0             Act/360                 0         September 25, 2036
     M-1            August 10, 2006           0             Act/360                 0         September 25, 2036
     M-2            August 10, 2006           0             Act/360                 0         September 25, 2036
     M-3            August 10, 2006           0             Act/360                 0         September 25, 2036
     M-4            August 10, 2006           0             Act/360                 0         September 25, 2036
     M-5            August 10, 2006           0             Act/360                 0         September 25, 2036
     M-6            August 10, 2006           0             Act/360                 0         September 25, 2036
     M-7            August 10, 2006           0             Act/360                 0         September 25, 2036
     M-8            August 10, 2006           0             Act/360                 0         September 25, 2036
     M-9            August 10, 2006           0             Act/360                 0         September 25, 2036
      B             August 10, 2006                     Not Offered Hereby                    September 25, 2036
-------------------------------------------------------------------------------------------------------------------

(1) The REMIC Maturity Date is the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date.




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    CONTACTS
--------------------------------------------------------------------------------
Banc of America Securities LLC

Mortgage Trading/Syndicate              Tel: (212) 847-5095
--------------------------              Fax: (212) 847-5143

Patrick Beranek                         patrick.beranek@bankofamerica.com

Charlene Balfour                        charlene.c.balfour@bankofamerica.com

Siddhartha Bothra                       siddhartha.bothra@bofasecurities.com

Principal Finance Group                 Fax: (212) 847-5040
-----------------------

Juanita Deane-Warner                    Tel: (212) 583-8405
                                        juanita.l.deane-warner@bankofamerica.com
Rajneesh Salhotra (Structuring)         Tel: (212) 847-5434
                                        rajneesh.salhotra@bankofamerica.com
Pauwla Rumli                            Tel: (212) 583-8447
                                        pauwla.rumli@bankofamerica.com
Luna Nguyen (Collateral)                Tel: (704) 683-4190
                                        luna.nguyen@bankofamerica.com
Rating Agencies
---------------
Wen Hsu - Fitch                         (212) 908-0633

Cecilia Lam - Moody's                   (415) 274-1727

Sharif Mahdavian  - S&P                 (212) 438-2412
--------------------------------------------------------------------------------



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                SUMMARY OF TERMS
--------------------------------------------------------------------------------
Title of Securities:          Asset Backed Funding Corporation

                              Asset-Backed Certificates, Series 2006-OPT1 (the "Trust").

Class A Certificates:         The Class A-1 Certificates, Class A-2 Certificates
                              and Class A-3 Certificates.

Class A-3 Certificates:       The Class A-3A, Class A-3B, Class A-3C1, Class
                              A-3C2 and Class A-3D Certificates.

                              As long as all of the Class M and Class B
                              Certificates have not been reduced to zero, principal distributions to the Class A-3 Certificates shall be paid first, to the Class A-3A Certificates until the certificate principal balance of the Class A-3A Certificates is reduced to zero, second, to the Class A-3B Certificates until the certificate principal balance of the Class A-3B Certificates is reduced to zero, third, to the Class A-3C1 and Class A-3C2 Certificates, pro rata, until the certificate principal balance of the Class A-3C1 and Class A-3C2 Certificates are reduced to zero and then to the Class A-3D Certificates until the certificate principal balance of the Class A-3D Certificate is reduced to zero. After all of the Class M and Class B Certificates have been reduced to zero, principal will be distributed to the Class A-3 Certificates on a pro rata basis based on the certificate principal balances of each such class.

Class M Certificates:         The Class M-1, Class M-2, Class M-3, Class M-4,
                              Class M-5, Class M-6, Class M-7, Class M-8 and
                              Class M-9 Certificates.


Non-Offered Certificates:     The Class A-1, Class A-2, Class B, Class CE, Class
                              P, Class R and Class R-X.

Offering Type:                All the Class A-3 and Class M Certificates (the
                              "Offered Certificates") will be offered publicly pursuant to a Prospectus.

Depositor:                    Asset Backed Funding Corporation.

Sponsor:                      Bank of America, National Association.

Originator:                   Option One Mortgage Corporation ("Option One").

Servicer:                     Option One.

Swap Provider:                TBD.

Trustee:                      Wells Fargo Bank, N.A.

Credit Risk Manager:          Clayton Fixed Income Services Inc.

Lead Manager and              Banc of America Securities LLC.
Bookrunner:

Closing Date:                 On or about August 10, 2006.

Tax Status:                   All Offered Certificates represent REMIC regular
                              interests and, to a limited extent, interests in certain notional principal contract payments including basis risk interest carryover payments pursuant to the payment priorities in the transaction.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                SUMMARY OF TERMS
--------------------------------------------------------------------------------
ERISA Eligibility:            Subject to certain conditions as further described
                              in the prospectus supplement, after the
                              termination of the Interest Rate Swap Agreement, the Class A and Class M Certificates are expected to be eligible for purchase by or on behalf of employee benefit plans subject to the Employee
                              Retirement Income Security Act of 1974, as amended, and plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the
                              "Code") so long as certain conditions are met.
                              When the Interest Rate Swap Agreement is still in effect, such a plan that meets the requirements of an investor-based class exemption is expected to be eligible to purchase the Class A and Class M
                              Certificates. A fiduciary of an employee benefit plan must determine that the purchase of a Class A and Class M Certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

SMMEA Eligibility:            The Offered Certificates will not constitute
                              "mortgage related securities" for purposes of SMMEA.

Distribution Dates:           The 25th of each month, or if such day is not a
                              business day, the next succeeding business day, beginning in August 2006.

Accrued Interest:             The price to be paid by investors for the Offered
                              Certificates will not include accrued interest
                              (settle flat).

Day Count:                    With respect to the Offered Certificates,
                              Actual/360.

Payment Delay:                With respect to the Offered Certificates, 0 days.

Stepped Servicing Fee Rate:   Approximately 0.30% per annum on the aggregate
                              principal balance of the Mortgage Loans for months
                              1 through 10 from the month of the Closing Date, approximately 0.40% per annum on the aggregate principal balance of the Mortgage Loans for months
                              11 through 30 from the month of the Closing Date and approximately 0.65% per annum on the aggregate principal balance of the Mortgage Loans for months
                              31 and thereafter from the month of the Closing
                              Date.

Credit Risk Manager Fee       Approximately 0.0150% per annum on the aggregate
Rate:                         principal balance of the Mortgage Loans.

Cut-Off Date:                 For each of the Initial Mortgage Loans, the close
                              of business on July 1, 2006. For each Group 3
                              Mortgage Loan subsequently acquired by the trust with funds from the Group 3 Pre-Funding Account
                              (the "Additional Group 3 Mortgage Loans"), the later of (i) the origination date of such Mortgage
                              Loan or (ii) the first day of the month in which such Mortgage Loan was acquired.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                SUMMARY OF TERMS
--------------------------------------------------------------------------------
Initial Mortgage Loans:       As of the Cut-off Date, the aggregate principal
                              balance of the Initial Mortgage Loans was approximately $988,027,916. The pool of Mortgage
                              Loans consist of fixed-rate and adjustable-rate first and second lien Mortgage Loans, of which:
                              (i) approximately $230,065,450 consists of a pool of conforming balance fixed-rate and adjustable-rate first and second lien Mortgage
                              Loans (the "Group 1 Mortgage Loans"), (ii) approximately $229,953,819 consists of a pool of conforming balance fixed-rate and adjustable-rate first and second lien Mortgage Loans (the "Group 2
                              Mortgage Loans") and (iii) approximately
                              $528,008,647 consists of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate first and second lien Mortgage
                              Loans (the "Group 3 Initial Mortgage Loans", together with the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, the "Initial Mortgage
                              Loans").

Group 3 Pre-Funding           A Group 3 Pre-Funding Account will be established
Amount:                       on the Closing Date into which approximately
                              $94,134,850 will be deposited (the "Group 3
                              Pre-Funded Amount"). On or prior to August 30,
                              2006 (the "Pre-Funding Period"), these funds will be used to purchase subsequent conforming balance fixed rate and adjustable rate Mortgage Loans for deposit in Loan Group 3 (the "Additional Group 3
                              Mortgage Loans"), together with the Group 3
                              Initial Mortgage Loans, the "Group 3 Mortgage
                              Loans". During the Pre-Funding Period, the amounts on deposit in the Group 3 Pre-Funding Account will be used to purchase Additional Group 3 Mortgage
                              Loans (to the extent available) having similar characteristics as the Group 3 Initial Mortgage
                              Loans (with any unused portion of the Group 3
                              Pre-Funded Amount to be distributed as principal to the Class A-3 Certificates); provided however to the extent that any Additional Group 3 Mortgage
                              Loans are available on or before the Closing Date, the Depositor will deposit such loans in the Trust on the Closing Date. The Group 1 Mortgage Loans,
                              Group 2 Mortgage Loans and Group 3 Mortgage Loans are collectively referred to herein as the "Mortgage Loans".

Optional Termination          The first Distribution Date following the
Date:                         Distribution Date on which the aggregate principal
                              balance as of the last day of the related collection period after giving effect to prepayments in the related prepayment period_of the Mortgage Loans declines to 10% or less of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date
                              ("Cut-off Principal Balance") and (ii) the Group 3
                              Pre-Funding Amount.

Monthly Servicer              The Servicer will be obligated to advance its own
Advances:                     funds in an amount equal to the aggregate of all
                              payments of principal and interest (net of any Servicing Fees) that were due during the related due period on the Mortgage Loans. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CREDIT ENHANCEMENT
--------------------------------------------------------------------------------
Credit Enhancement:           Credit enhancement for the structure is provided
                              by excess interest, overcollateralization, cross-collateralization and subordination.

Expected Credit Support
Percentage:
                                               Initial         After-Stepdown
                                 Class      Credit Support         Support
                                 -----      --------------     --------------
                                   A             27.40%             54.80%
                                  M-1            22.10%             44.20%
                                  M-2            17.00%             34.00%
                                  M-3            15.15%             30.30%
                                  M-4            13.00%             26.00%
                                  M-5            11.05%             22.10%
                                  M-6             9.55%             19.10%
                                  M-7             7.65%             15.30%
                                  M-8             6.50%             13.00%
                                  M-9             5.10%             10.20%
                                   B              3.25%             6.50%

Targeted Overcollateraliza-   The Targeted Overcollateralization Amount means as
tion Amount:                  of any Distribution Date, (x) prior to the
                              Stepdown Date, approximately 3.25% of the sum of
                              (i) the aggregate Principal Balance of the Initial
                              Mortgage Loans on the Cut-off Date and (ii) the amount on deposit in the Group 3 Pre-Funding
                              Account on the Closing Date and (y) on or after the Stepdown Date, the greater of approximately
                              (a) 6.50% of the aggregate Principal Balance of the Mortgage Loans at the end of the related collection period after giving effect to prepayments in the related prepayment period and
                              (b) 0.50% of the sum of (i) the Cut-off Principal
                              Balance of the Initial Mortgage Loans and (ii) the amounts on deposit in the Group 3 Pre-Funding
                              Account on the Closing Date; provided however, if a Trigger Event has occurred, the Targeted
                              Overcollateralization Amount will be equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Stepdown Date:                The earlier to occur of (i) the Distribution Date
                              following the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and
                              (ii) the later to occur of (a) the Distribution
                              Date in August 2009 and (b) the first Distribution
                              Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 54.80%.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CREDIT ENHANCEMENT
--------------------------------------------------------------------------------
Realized Losses:              A Realized Loss is (i) as to any Mortgage Loan
                              that is liquidated, the unpaid principal balance thereof less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage
                              Loan and the related mortgaged property which are applied to the principal balance of such Mortgage
                              Loan, (ii) to the extent of the amount of any reduction of principal balance by a bankruptcy court of the mortgaged property at less than the amount of the Mortgage Loan and (iii) a reduction in the principal balance of a Mortgage Loan resulting from a modification by the Servicer.

                              All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first, to the Monthly Excess Cashflow Amount; second, in reduction of the Overcollateralization Amount; third, to the Class B Certificates; fourth, to the Class M-9 Certificates; fifth, to the Class M-8 Certificates; sixth, to the Class M-7 Certificates; seventh, to the Class M-6 Certificates; eighth, to the Class M-5 Certificates; ninth, to the Class M-4 Certificates; tenth, to the Class M-3 Certificates; eleventh, to the Class M-2 Certificates; and twelfth, to the Class M-1 Certificates. Realized Losses will not be allocated to the Class A Certificates. However it is possible that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which such Certificates are then entitled.

Credit Enhancement            The Credit Enhancement Percentage for any class of
Percentage:                   certificates for any Distribution Date is the
                              percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the classes of Certificates with a lower distribution priority than such class before taking into account the distribution of the Principal
                              Distribution Amount on such Distribution Date and
                              (ii) the Overcollateralization Amount after taking into account the distribution of the Principal
                              Distribution Amount as of the prior Distribution
                              Date by (y) the sum of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related collection period after giving effect to principal prepayments in the related prepayment period and (ii) any remaining funds in the Group 3 Pre-Funding Accounts.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PASS-THROUGH RATES*
--------------------------------------------------------------------------------
The Certificate Interest Rate for each class of the Offered Certificates for any Distribution Date will be the lesser of (x) the Pass-Through Rate for such Distribution Date and (y) the applicable Cap for such Distribution Date.

Pass-Through Rate:            The Pass-Through Rate for the Certificates is the
                              lesser of:

                                 (i)  the sum of (a) one-month LIBOR as
                                      determined for the related period and (b) the certificate margin for the applicable class; and

                                 (ii) the applicable Maximum Rate Cap for such
                                      Distribution Date. On each Distribution
                                      Date after the Optional Termination Date, the certificate margins for the Class A Certificates will be 2 times the related initial certificate margins, and the certificate margins for the Class M and Class B Certificates will be 1.5 times the related initial certificate margins.

Group 1 Cap:                  The "Group 1 Cap" for any Distribution Date and
                              for the Class A-1 Certificates will be (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related
                              Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Group 1 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 1 Mortgage
                              Loans as of the first day of the related
                              Collection Period minus (ii) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (x) any Net Swap Payment owed to the Swap Provider and (y) any Swap Termination Payment
                              (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection
                              Period.

Group 1 Maximum Rate Cap:     The "Group 1 Maximum Rate Cap" for any
                              Distribution Date and for the Class A-1
                              Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum
                              Mortgage Interest Rates for the Group 1 Mortgage
                              Loans, weighted on the basis of the Principal
                              Balances of the Group 1 Mortgage Loans as of the first day of the related Collection Period minus
                              (b) a percentage, expressed as a per annum rate
                              (subject to an adjustment based on the actual number of days elapsed in the related Interest
                              Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap
                              Payment owed to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap
                              Termination Payment resulting from a Swap Provider
                              Trigger Event), payable by the Trust, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period plus
                              (c) a percentage, expressed as a per annum rate
                              (subject to an adjustment based on the actual number of days elapsed in the related Interest
                              Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap
                              Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PASS-THROUGH RATES*
--------------------------------------------------------------------------------
Group 2 Cap:                  The "Group 2 Cap" for any Distribution Date and
                              for the Class A-2 Certificates will be (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related
                              Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Group 2 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 2 Mortgage
                              Loans as of the first day of the related
                              Collection Period minus (ii) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (x) any Net Swap Payment owed to the Swap Provider and (y) any Swap Termination Payment
                              (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection
                              Period.

Group 2 Maximum Rate Cap:     The "Group 2 Maximum Rate Cap" for any
                              Distribution Date and for the Class A-2
                              Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum
                              Mortgage Interest Rates for the Group 2 Mortgage
                              Loans, weighted on the basis of the Principal
                              Balances of the Group 2 Mortgage Loans as of the first day of the related Collection Period minus
                              (b) a percentage, expressed as a per annum rate
                              (subject to an adjustment based on the actual number of days elapsed in the related Interest
                              Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap
                              Payment owed to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap
                              Termination Payment resulting from a Swap Provider
                              Trigger Event), payable by the Trust, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period plus
                              (c) a percentage, expressed as a per annum rate
                              (subject to an adjustment based on the actual number of days elapsed in the related Interest
                              Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap
                              Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.


* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PASS-THROUGH RATES*
--------------------------------------------------------------------------------
Group 3 Cap:                  The "Group 3 Cap" for any Distribution Date and
                              for the Class A-3 Certificates will be (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related
                              Interest Accrual Period) equal to the weighted average of the Net Mortgage Interest Rates for the Group 3 Mortgage Loans, weighted on the basis of the Principal Balances of the Group 3 Mortgage
                              Loans as of the first day of the related
                              Collection Period minus (ii) a percentage, expressed as a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of (x) any Net Swap Payment owed to the Swap Provider and (y) any Swap Termination Payment
                              (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust and the denominator of which is the sum of the aggregate principal balance of the Mortgage
                              Loans as of the first day of the related
                              Collection Period and the amount on deposit in the Group 3 Pre-Funding Account.

Group 3 Maximum Rate Cap:     The "Group 3 Maximum Rate Cap" for any
                              Distribution Date and for the Class A-3
                              Certificates will be a (a) per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Maximum
                              Mortgage Interest Rates for the Group 3 Mortgage
                              Loans, weighted on the basis of the Principal
                              Balances of the Group 3 Mortgage Loans as of the first day of the related Collection Period minus
                              (b) a percentage, expressed as a per annum rate
                              (subject to an adjustment based on the actual number of days elapsed in the related Interest
                              Accrual Period), calculated as a fraction, the numerator of which is the sum of (i) any Net Swap
                              Payment owed to the Swap Provider and (ii) any Swap Termination Payment (other than any Swap
                              Termination Payment resulting from a Swap Provider
                              Trigger Event), payable by the Trust, and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period plus
                              (c) a percentage, expressed as a per annum rate
                              (subject to an adjustment based on the actual number of days elapsed in the related Interest
                              Accrual Period), calculated as a fraction, the numerator of which is equal to any Net Swap
                              Payment made by the Swap Provider and the denominator of which is equal to the sum of the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection
                              Period and the amount on deposit in the Group 3
                              Pre-Funding Account.


Pool Cap:                     The "Pool Cap" for any Distribution Date and for
                              the Class M and Class B Certificates will be a per annum rate equal to the weighted average of the Group 1 Cap, the Group 2 Cap and the Group 3 Cap, weighted on the basis of the related Group
                              Subordinate Amount.

Pool Maximum Rate Cap:        The "Pool Maximum Rate Cap" for any Distribution
                              Date and for the Class M and Class B Certificates will be a per annum rate equal to the weighted average of the Group 1 Maximum Rate Cap, the Group
                              2 Maximum Cap Rate and the Group 3 Maximum Rate
                              Cap, weighted on the basis of the related Group
                              Subordinate Amount.


* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          INTEREST RATE SWAP AGREEMENT
--------------------------------------------------------------------------------
Interest Rate Swap            On the Closing Date, the Trustee will enter into a
Agreement:                    Swap Agreement with notional amounts as shown in
                              the Swap Schedule hereto. Under the Swap
                              Agreement, the Trust is obligated to pay to the Swap Provider a fixed payment equal to the product of (x) [5.42]%, (y) the Notional Amount for such
                              Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first
                              Distribution Date, the number of days elapsed from the closing date to but excluding the first
                              Distribution Date on a 30/360 basis), and the denominator of which is 360 and the Swap Provider is obligated to pay to the Trust a floating amount equal to the product of (x) one-month LIBOR, (y) the Notional Amount for such Distribution Date and
                              (z) a fraction, the numerator of which is the actual number of days elapsed from the previous
                              Distribution Date to but excluding the current
                              Distribution Date (or, for the first Distribution
                              Date, the actual number of days elapsed from the Closing Date to but excluding the first
                              Distribution Date) and the denominator of which is
                              360. Only the net amount of the two obligations will be paid by the appropriate party (the "Net
                              Swap Payment"). See the attached Interest Rate
                              Swap Schedule. Generally, the Net Swap Payment will be deposited into a swap account (the "Swap
                              Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed as described under "Swap Payment Distribution" below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment
                              ") to the other party (regardless of which party caused the termination). The Swap Termination
                              Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap
                              Termination Payment, in certain instances that payment will be paid on the related Distribution
                              Date and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

                              Any Net Swap Payments and Swap Termination
                              Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) will be payable from interest collections on the Mortgage Loans. To the extent the sum of Net Swap Payments and Swap Termination Payments exceeds the interest collections for a Distribution Date, such excess will be paid from the principal collections for such Distribution Date.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           INTEREST RATE SWAP SCHEDULE
--------------------------------------------------------------------------------
           Period     Distribution Date        Notional Amount ($)
--------------------------------------------------------------------------------
             1            8/25/2006              1,082,162,766
             2            9/25/2006              1,074,465,936
             3           10/25/2006              1,064,381,041
             4           11/25/2006              1,051,908,277
             5           12/25/2006              1,037,062,899
             6            1/25/2007              1,019,875,701
             7            2/25/2007              1,000,393,767
             8            3/25/2007                978,679,890
             9            4/25/2007                954,813,106
             10           5/25/2007                928,888,429
             11           6/25/2007                901,101,913
             12           7/25/2007                871,607,797
             13           8/25/2007                843,015,528
             14           9/25/2007                815,361,646
             15          10/25/2007                788,615,342
             16          11/25/2007                762,746,818
             17          12/25/2007                737,727,257
             18           1/25/2008                713,528,785
             19           2/25/2008                690,124,445
             20           3/25/2008                667,488,167
             21           4/25/2008                645,594,734
             22           5/25/2008                624,419,759
             23           6/25/2008                603,939,656
             24           7/25/2008                 81,538,509
             25           8/25/2008                 77,056,332
             26           9/25/2008                 72,235,399
             27          10/25/2008                 67,785,806
             28          11/25/2008                 64,971,643
             29          12/25/2008                 62,795,053
             30           1/25/2009                 60,695,050
             31           2/25/2009                 58,668,831
             32           3/25/2009                 56,713,696
             33           4/25/2009                 54,827,048
             34           5/25/2009                 53,006,386
             35           6/25/2009                 51,249,305
             36           7/25/2009                 45,224,972
             37           8/25/2009                 40,757,424
             38           9/25/2009                 39,465,239
             39          10/25/2009                 38,216,347
             40          11/25/2009                 37,009,224
             41          12/25/2009                 35,842,399
             42           1/25/2010                 34,714,458
             43           2/25/2010                 33,624,037
             44           3/25/2010                 32,569,822
             45           4/25/2010                 31,550,547
             46           5/25/2010                 30,564,993
             47           6/25/2010                 29,611,984
             48           7/25/2010                 28,690,388
             49           8/25/2010                 27,799,113
             50           9/25/2010                 26,937,107
             51          10/25/2010                 26,103,358
             52          11/25/2010                 25,296,887
             53          12/25/2010                 24,516,754
             54           1/25/2011                 23,762,050
             55           2/25/2011                 23,031,901
             56           3/25/2011                 22,325,463
             57           4/25/2011                 21,641,924
             58           5/25/2011                 20,980,498
             59           6/25/2011                 20,340,431
             60           7/25/2011                 14,101,030
--------------------------------------------------------------------------------


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  TRIGGER EVENT
--------------------------------------------------------------------------------
Trigger Event:      A Trigger Event exists with respect to any Distribution Date on or after the Stepdown Date (i) if the three month rolling average of 60+ day delinquent loans (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is equal to or greater than the applicable percentages of the Credit Enhancement Percentage as set forth below for the most senior class of Class A, Class M and Class B Certificates then outstanding

                                  Class                  Percentage
                          Class A Certificates             29.20%
                         Class M-1 Certificates            36.20%
                         Class M-2 Certificates            47.06%
                         Class M-3 Certificates            52.81%
                         Class M-4 Certificates            61.53%
                         Class M-5 Certificates            72.40%
                         Class M-6 Certificates            83.77%
                         Class M-7 Certificates           104.57%
                         Class M-8 Certificates           123.08%
                         Class M-9 Certificates           156.86%
                          Class B Certificates            246.15%

                    or (ii) if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related collection period (reduced by the aggregate amount of subsequent recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the original Group 3 Pre-Funded Amount exceeds the applicable percentages set forth below with respect to that Distribution Date:

                       Distribution Dates                  Percentage
                       ------------------                  ----------
                     August 2008 - July 2009        1.70% for the first month,
                                                   plus an additional 1/12th of
                                                       2.10% for each month
                                                           thereafter,

                     August 2009 - July 2010        3.80% for the first month,
                                                   plus an additional 1/12th of
                                                       2.15% for each month
                                                           thereafter,

                     August 2010 - July 2011        5.95% for the first month,
                                                   plus an additional 1/12th of
                                                       1.70% for each month
                                                           thereafter,

                     August 2011 - July 2012        7.65% for the first month,
                                                   plus an additional 1/12th of
                                                       0.85% for each month
                                                           thereafter,

                      August 2012 and after                    8.50%



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             INTEREST DISTRIBUTIONS*
--------------------------------------------------------------------------------

I. On each Distribution Date, the Group 1 Interest Remittance Amount will be distributed from Available Funds in the following order of priority:

(i) to the holders of the Class A-1 Certificates, Accrued Certificate Interest for such class for such Distribution Date;

(ii) to the holders of the Class A-1 Certificates, the Unpaid Interest Shortfall Amount for such class, if any, for such Distribution Date;

(iii)    concurrently, as follows:

         (a) to the holders of the Class A-2 Certificates, the remaining Accrued Certificate Interest and remaining Unpaid Interest Shortfall Amount, if any, for such Distribution Date to the extent not distributed pursuant to II(i) and II(ii) below; and

         (b) to the holders of the Class A-3 Certificates, pro rata, the remaining Accrued Certificate Interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to III(i) and III(ii) below.


II. On each Distribution Date, the Group 2 Interest Remittance Amount will be distributed from Available Funds in the following order of priority:

(i) to the holders of the Class A-2 Certificates, Accrued Certificate Interest for such class for such Distribution Date;

(ii) to the holders of the Class A-2 Certificates, the Unpaid Interest Shortfall Amount for such class, if any, for such Distribution Date;

(iii)    concurrently, as follows:

         (a) to the holders of the Class A-1 Certificates, the remaining Accrued Certificate Interest and remaining Unpaid Interest Shortfall Amount, if any, for such Distribution Date to the extent not distributed pursuant to I(i) and I(ii) above; and

         (b) to the holders of the Class A-3 Certificates, pro rata, the remaining Accrued Certificate Interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to III(i) and III(ii) below.


III. On each Distribution Date, the Group 3 Interest Remittance Amount will be distributed from Available Funds in the following order of priority:

(i) to the holders of the Class A-3 Certificates, pro rata, Accrued Certificate Interest for each such class for such Distribution Date;

(ii) to the holders of the Class A-3 Certificates, pro rata, the Unpaid Interest Shortfall Amount for each such class, if any, for such Distribution Date;

(iii)    concurrently, as follows:

         (a) to the holders of the Class A-1 Certificates, the remaining Accrued Certificate Interest and remaining Unpaid Interest Shortfall Amount, if any, for such classes for such Distribution Date to the extent not distributed pursuant to I(i) and I(ii) above; and

         (b) to the holders of the Class A-2 Certificates, the remaining Accrued Certificate Interest and remaining Unpaid Interest Shortfall Amount, if any, for such classes for such Distribution Date to the extent not distributed pursuant to II(i) and II(ii) above.

* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             INTEREST DISTRIBUTIONS*
--------------------------------------------------------------------------------

IV. On each Distribution Date, following the distributions made pursuant to clauses I, II and III above, the Trustee shall make the following disbursements in the order of priority described below, in each case to the extent of the sum of the Group 1 Interest Remittance Amount, Group 2 Interest Remittance Amount and Group 3 Interest Remittance Amount remaining undistributed for such Distribution Date:

(i) to the holders of the Class M-1 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(ii) to the holders of the Class M-2 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(iii) to the holders of the Class M-3 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(iv) to the holders of the Class M-4 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(v) to the holders of the Class M-5 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(vi) to the holders of the Class M-6 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(vii) to the holders of the Class M-7 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(viii) to the holders of the Class M-8 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(ix) to the holders of the Class M-9 Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(x) to the holders of the Class B Certificates, Accrued Certificate Interest thereon for such Distribution Date;

(xi)     any remainder as described under "Monthly Excess Cashflow Amount".




* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PRINCIPAL DISTRIBUTIONS
--------------------------------------------------------------------------------

I. On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

      first, concurrently, as follows:

(i) the Group 1 Senior Principal Distribution Amount, to the holders of the Class A-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

(ii) the Group 2 Senior Principal Distribution Amount, to the holders of the Class A-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

(iii) the Group 3 Senior Principal Distribution Amount, to the holders of the Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero;

      second, concurrently, as follows:

(i) the Group 1 Senior Principal Distribution Amount, concurrently, to the holders of the Class A-2 Certificates and Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to I(ii) and I(iii) above;

(ii) the Group 2 Senior Principal Distribution Amount, concurrently, to the holders of the Class A-1 Certificates and Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to I(i) and I(iii) above;

(iii) the Group 3 Senior Principal Distribution Amount, concurrently, to the holders of the Class A-1 Certificates and Class A-2 Certificates, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to I(i) and I(ii) above; and

      third, to the Class M-1 Certificates until the certificate principal balance thereof is reduced to zero;

      fourth, to the Class M-2 Certificates until the certificate principal balance thereof is reduced to zero;

      fifth, to the Class M-3 Certificates until the certificate principal balance thereof is reduced to zero;

      sixth, to the Class M-4 Certificates until the certificate principal balance thereof is reduced to zero;

      seventh, to the Class M-5 Certificates until the certificate principal balance thereof is reduced to zero;

      eighth, to the Class M-6 Certificates until the certificate principal balance thereof is reduced to zero;

      ninth, to the Class M-7 Certificates until the certificate principal balance thereof is reduced to zero;

      tenth, to the Class M-8 Certificates until the certificate principal balance thereof is reduced to zero;

      eleventh, to the Class M-9 Certificates until the certificate principal balance thereof is reduced to zero;

      twelfth, to the Class B Certificates until the certificate principal balance thereof is reduced to zero; and

      thirteenth, any remaining Principal Distribution Amount will be distributed as part of excess cashflow as described under "Monthly Excess Cashflow Amount".




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       PRINCIPAL DISTRIBUTIONS (Continued)
--------------------------------------------------------------------------------

II. On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount, to the extent available, will be distributed in the following order of priority:

      first, concurrently, as follows:

(i) the Group 1 Senior Principal Distribution Amount, to the holders of the Class A-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

(ii) the Group 2 Senior Principal Distribution Amount, to the holders of the Class A-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

(iii) the Group 3 Senior Principal Distribution Amount, to the holders of the Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero; and

      second, concurrently, as follows:

(i) the Group 1 Senior Principal Distribution Amount, concurrently, to the holders of the Class A-2 Certificates and Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to II(ii) and II (iii) above;

(ii) the Group 2 Senior Principal Distribution Amount, concurrently, to the holders of the Class A-1 Certificates and Class A-3 Certificates as described below, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to II(i) and II(iii) above;

(iii) the Group 3 Senior Principal Distribution Amount, concurrently, to the holders of the Class A-1 Certificates and Class A-2 Certificates, until the certificate principal balances thereof have been reduced to zero, to the extent not distributed pursuant to II(i) and II(ii) above; and

      third, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      fourth, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      fifth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      sixth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      seventh, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      eighth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      ninth, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       PRINCIPAL DISTRIBUTIONS (Continued)
--------------------------------------------------------------------------------

      tenth, the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      eleventh, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

      twelfth, to the Class B Certificates, up to the Class B Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and

      thirteenth, any remaining Principal Distribution Amount will be distributed as part of excess cashflow as described under "Monthly Excess Cashflow Amount".



   With respect to the Class A-3 Certificates, as long as all of the Class M and Class B Certificates have not been reduced to zero, all principal distributions to the Class A-3 Certificates will be paid first, to the Class A-3A Certificates until the certificate principal balance of the Class A-3A Certificates is reduced to zero; second, to the Class A-3B Certificates until the certificate principal balance of the Class A-3B Certificates is reduced to zero; third, concurrently, to the Class A-3C1 and Class A-3C2 Certificates until the certificate principal balance of the Class A-3C1 and Class A-3C2 Certificates is reduced to zero; and fourth, to the Class A-3D Certificates until the certificate principal balance of the Class A-3D Certificates is reduced to zero.

   Notwithstanding the distributions set forth in the case of I and II above, after all of the Class M Certificates and Class B Certificates have been reduced to zero, principal distributions to the Class A-3 Certificates will be paid on a pro rata basis based on the certificate principal balances of each such class.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         EXCESS CASHFLOW DISTRIBUTIONS*
--------------------------------------------------------------------------------
On each Distribution Date, any excess cashflow shall be paid as follows:

(i) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such classes for that Distribution Date;

(ii) to the Class A Certificates, pro rata, any Interest Carry Forward Amounts for such classes for that Distribution Date;

(iii) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(iv) to the Class M-1 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(v) to the Class M-1 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

(vi) to the Class M-2 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(vii) to the Class M-2 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(viii) to the Class M-2 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

(ix) to the Class M-3 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(x) to the Class M-3 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xi) to the Class M-3 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

(xii) to the Class M-4 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;


(xiii) to the Class M-4 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xiv) to the Class M-4 Certificates, any related Realized Loss Amortization Amounts for that Distribution Date;

(xv) to the Class M-5 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xvi) to the Class M-5 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xvii) to the Class M-5 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xviii) to the Class M-6 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;


(xix) to the Class M-6 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xx) to the Class M-6 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;




Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   EXCESS CASHFLOW DISTRIBUTIONS (Continued)*
--------------------------------------------------------------------------------

(xxi) to the Class M-7 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xxii) to the Class M-7 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xxiii) to the Class M-7 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xxiv) to the Class M-8 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xxv) to the Class M-8 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xxvi) to the Class M-8 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xxvii) to the Class M-9 Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xxviii) to the Class M-9 Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xxix) to the Class M-9 Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xxx) to the Class B Certificates, any remaining Accrued Certificate Interest for this class for that Distribution Date;

(xxxi) to the Class B Certificates, any Interest Carry Forward Amount for this class for that Distribution Date;

(xxxii) to the Class B Certificates, any related Realized Loss Amortization Amount for that Distribution Date;

(xxxiii) first, to the Class A Certificates, pro rata, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, any Cap Carryover Amount for such class;

(xxxiv) to the Swap Provider, any Swap Termination Payment due to the Swap Provider resulting from a Swap Provider Trigger Event; and

(xxxv) any remaining amounts as specified in the pooling and servicing agreement.



* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           SWAP PAYMENT DISTRIBUTIONS*
--------------------------------------------------------------------------------

On each Distribution Date, following the distribution of the Monthly Excess Cashflow Amount, payments from the Swap Account shall be distributed as follows:

     (i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

     (ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

     (iii) concurrently, to each class of the Class A Certificates, the related Accrued Certificate Interest and Interest Carry Forward Amount remaining undistributed after the distributions of the Interest Remittance Amount and Monthly Excess Cashflow Amount, on a pro rata basis based on such respective remaining Accrued Certificate Interest and Interest Carry Forward Amount;

     (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the related Accrued Certificate Interest and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

     (v) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount after taking into account distributions made from the Monthly Excess Cashflow Amount and only to the extent of Cumulative Realized Losses;

     (vi) concurrently, to each class of Class A Certificates, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Monthly Excess Cashflow Amount, on a pro rata basis based on such respective Cap Carryover Amounts remaining;

     (vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the related Cap Carryover Amount, to the extent remaining undistributed after distributions are made from the Monthly Excess Cashflow Amount;

     (viii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, to the extent of any remaining related Realized Loss Amortization Amount for such class;

     (ix) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement; and

     (x)    to the Class CE Certificates, any remaining amounts.







* Capitalized terms used but not defined herein shall be defined in subsequent offering materials.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                        BOND SUMMARY*
                                                         To Maturity
----------------------------------------------------------------------------------------------------------------------------
Class A-3A (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               17.43       1.63          1.23          1.00           0.85          0.74          0.66
First Principal Date            8/25/2006   8/25/2006    8/25/2006      8/25/2006     8/25/2006     8/25/2006     8/25/2006
Last Principal Date             3/25/2031   7/25/2009    9/25/2008      5/25/2008     1/25/2008     11/25/2007    9/25/2007
Principal Windows (mos.)        1 to 296     1 to 36      1 to 26        1 to 22       1 to 18       1 to 16       1 to 14

Class A-3B (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               25.85       3.62          2.44          2.00           1.72          1.45          1.26
First Principal Date            3/25/2031   7/25/2009    9/25/2008      5/25/2008     1/25/2008     11/25/2007    9/25/2007
Last Principal Date            11/25/2033   2/25/2011    6/25/2009      9/25/2008     7/25/2008     3/25/2008     1/25/2008
Principal Windows (mos.)       296 to 328   36 to 55      26 to 35      22 to 26       18 to 24      16 to 20      14 to 18

Class A-3C1 and Class A-3C2
(To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.26       7.99          5.23          3.04           2.13          1.91          1.71
First Principal Date           11/25/2033   2/25/2011    6/25/2009      9/25/2008     7/25/2008     3/25/2008     1/25/2008
Last Principal Date             6/25/2036  12/25/2020    1/25/2016      6/25/2013     1/25/2009     8/25/2008     7/25/2008
Principal Windows (mos.)       328 to 359   55 to 173    35 to 114      26 to 83       24 to 30      20 to 25      18 to 24

Class A-3D  (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.97       18.59        12.47          9.05           2.54          2.11          1.99
First Principal Date            6/25/2036  12/25/2020    1/25/2016      6/25/2013     1/25/2009     8/25/2008     7/25/2008
Last Principal Date             8/25/2036   5/25/2032    9/25/2024     11/25/2019     3/25/2009     9/25/2008     8/25/2008
Principal Windows (mos.)       359 to 361  173 to 310    114 to 218     83 to 160      30 to 32      25 to 26      24 to 25

Class M-1 (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.14       8.97          6.00          5.49           5.91          3.74          2.98
First Principal Date            3/25/2033   7/25/2010    11/25/2009    11/25/2010     3/25/2009     9/25/2008     8/25/2008
Last Principal Date             8/25/2036   2/25/2030    9/25/2022      5/25/2018     8/25/2016     5/25/2014     12/25/2012
Principal Windows (mos.)       320 to 361   48 to 283    40 to 194      52 to 142     32 to 121      26 to 94      25 to 77

Class M-2 (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.14       8.95          5.96          4.97           4.57          3.96          3.54
First Principal Date            3/25/2033   7/25/2010    10/25/2009     5/25/2010     4/25/2010     10/25/2009    6/25/2009
Last Principal Date             8/25/2036   2/25/2029    11/25/2021     9/25/2017     1/25/2015     2/25/2013     12/25/2011
Principal Windows (mos.)       320 to 361   48 to 271    39 to 184      46 to 134     45 to 102      39 to 79      35 to 65

Class M-3 (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.14       8.93          5.93          4.78           4.14          3.40          2.99
First Principal Date            3/25/2033   7/25/2010    9/25/2009      3/25/2010     2/25/2010     7/25/2009     4/25/2009
Last Principal Date             8/25/2036  12/25/2027    12/25/2020     1/25/2017     7/25/2014     9/25/2012     9/25/2011
Principal Windows (mos.)       320 to 361   48 to 257    38 to 173      44 to 126      43 to 96      36 to 74      33 to 62


*  Prepayment rate is capped at 90%.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                        BOND SUMMARY*
                                                         To Maturity
----------------------------------------------------------------------------------------------------------------------------
Class M-4 (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.14        8.91          5.91          4.70          3.99          3.23           2.84
First Principal Date           3/25/2033    7/25/2010    9/25/2009      1/25/2010    11/25/2009     5/25/2009     1/25/2009
Last Principal Date            8/25/2036    6/25/2027    8/25/2020      9/25/2016     4/25/2014     7/25/2012     7/25/2011
Principal Windows (mos.)       320 to 361   48 to 251    38 to 169      42 to 122     40 to 93      34 to 72       30 to 60

Class M-5 (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.14        8.88          5.89          4.63          3.87          3.10           2.72
First Principal Date           3/25/2033    7/25/2010    9/25/2009     12/25/2009    10/25/2009     3/25/2009     12/25/2008
Last Principal Date            8/25/2036   10/25/2026    2/25/2020      5/25/2016     1/25/2014     5/25/2012     5/25/2011
Principal Windows (mos.)       320 to 361   48 to 243    38 to 163      41 to 118     39 to 90      32 to 70       29 to 58

Class M-6 (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.14        8.85          5.86          4.58          3.79          3.01           2.64
First Principal Date           3/25/2033    7/25/2010    8/25/2009     11/25/2009     8/25/2009     2/25/2009     11/25/2008
Last Principal Date            7/25/2036    1/25/2026    7/25/2019     12/25/2015     9/25/2013     2/25/2012     3/25/2011
Principal Windows (mos.)       320 to 360   48 to 234    37 to 156      40 to 113     37 to 86      31 to 67       28 to 56

Class M-7  (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.14        8.80          5.82          4.52          3.70          2.93           2.58
First Principal Date           3/25/2033    7/25/2010    8/25/2009     10/25/2009     7/25/2009     1/25/2009     10/25/2008
Last Principal Date            7/25/2036    5/25/2025    1/25/2019      8/25/2015     6/25/2013    11/25/2011     12/25/2010
Principal Windows (mos.)       320 to 360   48 to 226    37 to 150      39 to 109     36 to 83      30 to 64       27 to 53

Class M-8 (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.13        8.74          5.78          4.46          3.65          2.86           2.54
First Principal Date           3/25/2033    7/25/2010    8/25/2009     10/25/2009     7/25/2009    12/25/2008     10/25/2008
Last Principal Date            7/25/2036    4/25/2024    4/25/2018      2/25/2015     1/25/2013     7/25/2011     9/25/2010
Principal Windows (mos.)       320 to 360   48 to 213    37 to 141      39 to 103     36 to 78      29 to 60       27 to 50

Class M-9 (To Maturity)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.13        8.67          5.73          4.41          3.57          2.81           2.48
First Principal Date           3/25/2033    7/25/2010    8/25/2009      9/25/2009     6/25/2009    11/25/2008     9/25/2008
Last Principal Date            6/25/2036    7/25/2023    10/25/2017     9/25/2014     9/25/2012     4/25/2011     7/25/2010
Principal Windows (mos.)       320 to 359   48 to 204    37 to 135      38 to 98      35 to 74      28 to 57       26 to 48
----------------------------------------------------------------------------------------------------------------------------




*  Prepayment rate is capped at 90%.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                        BOND SUMMARY*
                                                           To Call
----------------------------------------------------------------------------------------------------------------------------

Class A-3A (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               17.43       1.63          1.23          1.00          0.85          0.74           0.66
First Principal Date            8/25/2006   8/25/2006    8/25/2006      8/25/2006     8/25/2006     8/25/2006     8/25/2006
Last Principal Date             3/25/2031   7/25/2009    9/25/2008      5/25/2008     1/25/2008    11/25/2007     9/25/2007
Principal Windows (mos.)        1 to 296     1 to 36      1 to 26        1 to 22       1 to 18       1 to 16       1 to 14

Class A-3B (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               25.85       3.62          2.44          2.00          1.72          1.45           1.26
First Principal Date            3/25/2031   7/25/2009    9/25/2008      5/25/2008     1/25/2008    11/25/2007     9/25/2007
Last Principal Date            11/25/2033   2/25/2011    6/25/2009      9/25/2008     7/25/2008     3/25/2008     1/25/2008
Principal Windows (mos.)       296 to 328   36 to 55      26 to 35      22 to 26      18 to 24      16 to 20       14 to 18

Class A-3C1 and Class A-3C2
(To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.26       7.90          5.17          3.00          2.13          1.91           1.71
First Principal Date           11/25/2033   2/25/2011    6/25/2009      9/25/2008     7/25/2008     3/25/2008     1/25/2008
Last Principal Date             6/25/2036  10/25/2018    8/25/2014      5/25/2012     1/25/2009     8/25/2008     7/25/2008
Principal Windows (mos.)       328 to 359   55 to 147     35 to 97      26 to 70      24 to 30      20 to 25       18 to 24

Class A-3D  (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.88       12.21         8.04          5.79          2.54          2.11           1.99
First Principal Date            6/25/2036  10/25/2018    8/25/2014      5/25/2012     1/25/2009     8/25/2008     7/25/2008
Last Principal Date             6/25/2036  10/25/2018    8/25/2014      5/25/2012     3/25/2009     9/25/2008     8/25/2008
Principal Windows (mos.)       359 to 359  147 to 147     97 to 97      70 to 70      30 to 32      25 to 26       24 to 25

Class M-1 (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.13       8.10          5.40          5.05          4.19          2.67           2.29
First Principal Date            3/25/2033   7/25/2010    11/25/2009    11/25/2010     3/25/2009     9/25/2008     8/25/2008
Last Principal Date             6/25/2036  10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     40 to 97      52 to 70      32 to 54      26 to 41       25 to 35

Class M-2 (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.13       8.10          5.38          4.54          4.22          3.36           2.88
First Principal Date            3/25/2033   7/25/2010    10/25/2009     5/25/2010     4/25/2010    10/25/2009     6/25/2009
Last Principal Date             6/25/2036  10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     39 to 97      46 to 70      45 to 54      39 to 41       35 to 35

Class M-3 (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                 0%|0%      50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)               29.13       8.10          5.37          4.37          3.84          3.16           2.80
First Principal Date            3/25/2033   7/25/2010    9/25/2009      3/25/2010     2/25/2010     7/25/2009     4/25/2009
Last Principal Date             6/25/2036  10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     38 to 97      44 to 70      43 to 54      36 to 41       33 to 35


*  Prepayment rate is capped at 90%.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                        BOND SUMMARY*
                                                           To Call
----------------------------------------------------------------------------------------------------------------------------
Class M-4 (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.13        8.10          5.37          4.30          3.70          2.99           2.65
First Principal Date           3/25/2033    7/25/2010    9/25/2009      1/25/2010    11/25/2009     5/25/2009     1/25/2009
Last Principal Date            6/25/2036   10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     38 to 97      42 to 70      40 to 54      34 to 41       30 to 35

Class M-5 (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.13        8.10          5.37          4.25          3.59          2.87           2.53
First Principal Date           3/25/2033    7/25/2010    9/25/2009     12/25/2009    10/25/2009     3/25/2009     12/25/2008
Last Principal Date            6/25/2036   10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     38 to 97      41 to 70      39 to 54      32 to 41       29 to 35

Class M-6 (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.13        8.10          5.36          4.21          3.52          2.79           2.47
First Principal Date           3/25/2033    7/25/2010    8/25/2009     11/25/2009     8/25/2009     2/25/2009     11/25/2008
Last Principal Date            6/25/2036   10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     37 to 97      40 to 70      37 to 54      31 to 41       28 to 35

Class M-7  (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.13        8.10          5.36          4.18          3.45          2.73           2.42
First Principal Date           3/25/2033    7/25/2010    8/25/2009     10/25/2009     7/25/2009     1/25/2009     10/25/2008
Last Principal Date            6/25/2036   10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     37 to 97      39 to 70      36 to 54      30 to 41       27 to 35

Class M-8 (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.13        8.10          5.36          4.15          3.42          2.67           2.39
First Principal Date           3/25/2033    7/25/2010    8/25/2009     10/25/2009     7/25/2009    12/25/2008     10/25/2008
Last Principal Date            6/25/2036   10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     37 to 97      39 to 70      36 to 54      29 to 41       27 to 35

Class M-9 (To Call)
----------------------------------------------------------------------------------------------------------------------------
FRM PPC / ARM PPC                0%|0%       50%|50%      75%|75%       100%|100%     125%|125%     150%|150%     175%|175%
----------------------------------------------------------------------------------------------------------------------------
Average Life (yrs.)              29.13        8.10          5.36          4.14          3.37          2.64           2.35
First Principal Date           3/25/2033    7/25/2010    8/25/2009      9/25/2009     6/25/2009    11/25/2008     9/25/2008
Last Principal Date            6/25/2036   10/25/2018    8/25/2014      5/25/2012     1/25/2011    12/25/2009     6/25/2009
Principal Windows (mos.)       320 to 359   48 to 147     37 to 97      38 to 70      35 to 54      28 to 41       26 to 35
----------------------------------------------------------------------------------------------------------------------------





*  Prepayment rate is capped at 90%.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                POOL CAP SCHEDULE
                             Class A-1 Certificates
--------------------------------------------------------------------------------
                                   Pool       Pool       Effective
          Period     Pay Date     Cap(1)     Cap(2)    Pool Cap(2)(3)
           -----------------------------------------------------------
            1       8/25/2006       -           -             -
            2       9/25/2006      7.98%      7.98%        22.71%
            3      10/25/2006      8.23%      8.24%        22.79%
            4      11/25/2006      7.98%      7.98%        22.68%
            5      12/25/2006      8.23%      8.24%        22.74%
            6       1/25/2007      7.98%      7.98%        22.62%
            7       2/25/2007      7.98%      7.98%        22.59%
            8       3/25/2007      8.44%      8.83%        22.85%
            9       4/25/2007      7.98%      7.98%        22.51%
            10      5/25/2007      8.23%      8.24%        22.55%
            11      6/25/2007      7.88%      7.88%        22.31%
            12      7/25/2007      8.13%      8.14%        22.35%
            13      8/25/2007      7.88%      7.88%        22.20%
            14      9/25/2007      7.88%      7.88%        22.15%
            15     10/25/2007      8.13%      8.15%        22.19%
            16     11/25/2007      7.88%      7.88%        22.05%
            17     12/25/2007      8.13%      8.15%        22.09%
            18      1/25/2008      7.88%      7.88%        21.95%
            19      2/25/2008      7.89%      7.89%        21.90%
            20      3/25/2008      8.24%      8.43%        22.05%
            21      4/25/2008      7.89%      7.89%        21.80%
            22      5/25/2008      8.14%      8.15%        21.85%
            23      6/25/2008      7.89%      7.89%        21.70%
            24      7/25/2008     10.52%     10.62%        12.52%
            25      8/25/2008     10.28%     10.37%        12.31%
            26      9/25/2008     10.28%     10.37%        12.33%
            27     10/25/2008     10.62%     10.72%        12.67%
            28     11/25/2008     10.28%     10.37%        12.34%
            29     12/25/2008     10.62%     10.72%        12.67%
            30      1/25/2009     10.52%     11.17%        13.15%
            31      2/25/2009     10.29%     10.96%        12.94%
            32      3/25/2009     11.34%     12.13%        14.04%
            33      4/25/2009     10.29%     10.96%        12.95%
            34      5/25/2009     10.63%     11.32%        13.29%
            35      6/25/2009     10.29%     10.96%        12.95%
            36      7/25/2009     10.70%     12.18%        13.98%
            37      8/25/2009     10.40%     11.87%        13.57%
            38      9/25/2009     10.40%     11.87%        13.57%
            39     10/25/2009     10.74%     12.26%        13.95%
            40     11/25/2009     10.40%     11.86%        13.58%
            41     12/25/2009     10.74%     12.26%        13.96%
            42      1/25/2010     10.41%     12.66%        14.39%
            43      2/25/2010     10.41%     12.71%        14.44%
            44      3/25/2010     11.48%     14.07%        15.74%
            45      4/25/2010     10.41%     12.70%        14.45%
            46      5/25/2010     10.76%     13.13%        14.86%
            47      6/25/2010     10.41%     12.70%        14.46%
            48      7/25/2010     10.76%     13.14%        14.88%
            49      8/25/2010     10.41%     12.73%        14.50%
            50      9/25/2010     10.41%     12.73%        14.51%
            51     10/25/2010     10.76%     13.15%        14.91%
            52     11/25/2010     10.41%     12.73%        14.52%
            53     12/25/2010     10.76%     13.15%        14.92%
            54      1/25/2011     10.41%     12.74%        14.54%
            55      2/25/2011     10.41%     12.75%        14.56%
            56      3/25/2011     11.48%     14.11%        15.86%
            57      4/25/2011     10.41%     12.75%        14.57%
            58      5/25/2011     10.76%     13.17%        14.97%
            59      6/25/2011     10.41%     12.74%        14.58%
            60      7/25/2011     10.94%     13.35%        14.65%
            61      8/25/2011     10.63%     12.96%        12.96%
            62      9/25/2011     10.63%     12.96%        12.96%
            63     10/25/2011     10.99%     13.39%        13.39%
            64     11/25/2011     10.63%     12.95%        12.95%
            65     12/25/2011     10.99%     13.38%        13.38%
            66      1/25/2012     10.67%     13.01%        13.01%
            67      2/25/2012     10.68%     13.02%        13.02%
            68      3/25/2012     11.42%     13.92%        13.92%
            69      4/25/2012     10.68%     13.02%        13.02%
            70      5/25/2012     11.04%     13.45%        13.45%
           -----------------------------------------------------------

(1) Assumes 6-month LIBOR at [5.52750]% and is run at the pricing speed to call.
(2) Assumes the 6-month LIBOR is instantaneously increased to a rate of 20.00% and is run at the pricing speed to call.
(3) Assumes the 1-month LIBOR is instantaneously increased to a rate of 20.00%, run at the pricing speed to call and payments are received from the Swap Agreement.



Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                POOL CAP SCHEDULE
                             Class A-2 Certificates
--------------------------------------------------------------------------------
                                    Pool       Pool       Effective
           Period     Pay Date     Cap(1)     Cap(2)    Pool Cap(2)(3)
           -----------------------------------------------------------
             1       8/25/2006        -          -            -
             2       9/25/2006      7.98%      7.98%        22.71%
             3      10/25/2006      8.23%      8.24%        22.79%
             4      11/25/2006      7.98%      7.98%        22.67%
             5      12/25/2006      8.23%      8.24%        22.74%
             6       1/25/2007      7.98%      7.98%        22.62%
             7       2/25/2007      7.98%      7.98%        22.59%
             8       3/25/2007      8.44%      8.83%        22.85%
             9       4/25/2007      7.98%      7.98%        22.51%
             10      5/25/2007      8.23%      8.24%        22.55%
             11      6/25/2007      7.88%      7.88%        22.31%
             12      7/25/2007      8.13%      8.14%        22.35%
             13      8/25/2007      7.88%      7.88%        22.20%
             14      9/25/2007      7.88%      7.88%        22.15%
             15     10/25/2007      8.13%      8.15%        22.19%
             16     11/25/2007      7.89%      7.89%        22.05%
             17     12/25/2007      8.14%      8.15%        22.10%
             18      1/25/2008      7.89%      7.89%        21.95%
             19      2/25/2008      7.89%      7.89%        21.90%
             20      3/25/2008      8.24%      8.43%        22.05%
             21      4/25/2008      7.89%      7.89%        21.80%
             22      5/25/2008      8.14%      8.15%        21.85%
             23      6/25/2008      7.89%      7.89%        21.70%
             24      7/25/2008     10.69%     10.75%        12.65%
             25      8/25/2008     10.37%     10.42%        12.36%
             26      9/25/2008     10.37%     10.42%        12.38%
             27     10/25/2008     10.71%     10.77%        12.72%
             28     11/25/2008     10.38%     10.43%        12.40%
             29     12/25/2008     10.72%     10.78%        12.73%
             30      1/25/2009     10.66%     11.26%        13.24%
             31      2/25/2009     10.43%     11.03%        13.01%
             32      3/25/2009     11.49%     12.21%        14.12%
             33      4/25/2009     10.43%     11.03%        13.02%
             34      5/25/2009     10.77%     11.40%        13.37%
             35      6/25/2009     10.44%     11.04%        13.04%
             36      7/25/2009     10.81%     12.29%        14.09%
             37      8/25/2009     10.49%     11.93%        13.63%
             38      9/25/2009     10.49%     11.93%        13.64%
             39     10/25/2009     10.84%     12.33%        14.02%
             40     11/25/2009     10.49%     11.93%        13.65%
             41     12/25/2009     10.85%     12.33%        14.03%
             42      1/25/2010     10.50%     12.75%        14.48%
             43      2/25/2010     10.50%     12.77%        14.50%
             44      3/25/2010     11.58%     14.14%        15.81%
             45      4/25/2010     10.51%     12.77%        14.51%
             46      5/25/2010     10.85%     13.19%        14.92%
             47      6/25/2010     10.51%     12.77%        14.53%
             48      7/25/2010     10.86%     13.21%        14.95%
             49      8/25/2010     10.51%     12.79%        14.56%
             50      9/25/2010     10.51%     12.79%        14.57%
             51     10/25/2010     10.86%     13.22%        14.98%
             52     11/25/2010     10.51%     12.79%        14.58%
             53     12/25/2010     10.86%     13.22%        14.99%
             54      1/25/2011     10.52%     12.80%        14.60%
             55      2/25/2011     10.52%     12.81%        14.61%
             56      3/25/2011     11.59%     14.18%        15.92%
             57      4/25/2011     10.52%     12.80%        14.62%
             58      5/25/2011     10.87%     13.23%        15.04%
             59      6/25/2011     10.52%     12.80%        14.64%
             60      7/25/2011     10.95%     13.31%        14.61%
             61      8/25/2011     10.71%     12.99%        12.99%
             62      9/25/2011     10.71%     12.99%        12.99%
             63     10/25/2011     11.07%     13.42%        13.42%
             64     11/25/2011     10.71%     12.98%        12.98%
             65     12/25/2011     11.07%     13.42%        13.42%
             66      1/25/2012     10.73%     13.01%        13.01%
             67      2/25/2012     10.76%     13.04%        13.04%
             68      3/25/2012     11.50%     13.94%        13.94%
             69      4/25/2012     10.76%     13.04%        13.04%
             70      5/25/2012     11.12%     13.47%        13.47%
           -----------------------------------------------------------

(1) Assumes 6-month LIBOR at [5.52750]% and is run at the pricing speed to call.
(2) Assumes the 6-month LIBOR is instantaneously increased to a rate of 20.00% and is run at the pricing speed to call.
(3) Assumes the 1-month LIBOR is instantaneously increased to a rate of 20.00%, run at the pricing speed to call and payments are received from the Swap Agreement.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                POOL CAP SCHEDULE
                             Class A-3 Certificates
--------------------------------------------------------------------------------
                                    Pool       Pool       Effective
           Period     Pay Date     Cap(1)     Cap(2)    Pool Cap(2)(3)
           -----------------------------------------------------------
             1       8/25/2006       -           -             -
             2       9/25/2006      8.00%      8.00%        22.74%
             3      10/25/2006      8.25%      8.27%        22.81%
             4      11/25/2006      8.00%      8.00%        22.70%
             5      12/25/2006      8.25%      8.27%        22.77%
             6       1/25/2007      8.00%      8.00%        22.65%
             7       2/25/2007      8.00%      8.00%        22.61%
             8       3/25/2007      8.46%      8.86%        22.88%
             9       4/25/2007      8.00%      8.00%        22.53%
             10      5/25/2007      8.26%      8.27%        22.58%
             11      6/25/2007      7.91%      7.91%        22.34%
             12      7/25/2007      8.16%      8.17%        22.37%
             13      8/25/2007      7.91%      7.91%        22.22%
             14      9/25/2007      7.91%      7.91%        22.17%
             15     10/25/2007      8.16%      8.17%        22.22%
             16     11/25/2007      7.91%      7.91%        22.07%
             17     12/25/2007      8.16%      8.17%        22.12%
             18      1/25/2008      7.91%      7.91%        21.97%
             19      2/25/2008      7.91%      7.91%        21.92%
             20      3/25/2008      8.27%      8.46%        22.08%
             21      4/25/2008      7.91%      7.91%        21.82%
             22      5/25/2008      8.17%      8.18%        21.88%
             23      6/25/2008      7.92%      7.92%        21.73%
             24      7/25/2008     10.29%     10.40%        12.30%
             25      8/25/2008      9.95%     10.05%        11.99%
             26      9/25/2008     10.27%     10.39%        12.34%
             27     10/25/2008     10.60%     10.73%        12.68%
             28     11/25/2008     10.26%     10.38%        12.35%
             29     12/25/2008     10.60%     10.73%        12.68%
             30      1/25/2009     10.54%     11.09%        13.07%
             31      2/25/2009     10.30%     10.85%        12.83%
             32      3/25/2009     11.39%     12.13%        14.04%
             33      4/25/2009     10.34%     10.95%        12.94%
             34      5/25/2009     10.68%     11.32%        13.28%
             35      6/25/2009     10.34%     10.96%        12.95%
             36      7/25/2009     10.72%     12.07%        13.87%
             37      8/25/2009     10.40%     11.70%        13.40%
             38      9/25/2009     10.41%     11.82%        13.53%
             39     10/25/2009     10.75%     12.21%        13.90%
             40     11/25/2009     10.41%     11.81%        13.53%
             41     12/25/2009     10.75%     12.21%        13.91%
             42      1/25/2010     10.41%     12.51%        14.24%
             43      2/25/2010     10.41%     12.52%        14.25%
             44      3/25/2010     11.47%     13.98%        15.65%
             45      4/25/2010     10.40%     12.62%        14.37%
             46      5/25/2010     10.75%     13.04%        14.77%
             47      6/25/2010     10.40%     12.62%        14.37%
             48      7/25/2010     10.75%     13.05%        14.79%
             49      8/25/2010     10.40%     12.63%        14.40%
             50      9/25/2010     10.40%     12.64%        14.41%
             51     10/25/2010     10.74%     13.05%        14.81%
             52     11/25/2010     10.40%     12.63%        14.41%
             53     12/25/2010     10.74%     13.05%        14.82%
             54      1/25/2011     10.39%     12.63%        14.43%
             55      2/25/2011     10.39%     12.63%        14.44%
             56      3/25/2011     11.45%     13.98%        15.73%
             57      4/25/2011     10.39%     12.62%        14.44%
             58      5/25/2011     10.73%     13.04%        14.85%
             59      6/25/2011     10.38%     12.61%        14.45%
             60      7/25/2011     10.84%     13.14%        14.44%
             61      8/25/2011     10.51%     12.74%        12.74%
             62      9/25/2011     10.53%     12.75%        12.75%
             63     10/25/2011     10.88%     13.17%        13.17%
             64     11/25/2011     10.53%     12.74%        12.74%
             65     12/25/2011     10.88%     13.16%        13.16%
             66      1/25/2012     10.55%     12.76%        12.76%
             67      2/25/2012     10.55%     12.77%        12.77%
             68      3/25/2012     11.28%     13.65%        13.65%
             69      4/25/2012     10.55%     12.76%        12.76%
             70      5/25/2012     10.90%     13.18%        13.18%
           ------------------------------------------------------------

(1) Assumes 6-month LIBOR at [5.52750]% and is run at the pricing speed to call.
(2) Assumes the 6-month LIBOR is instantaneously increased to a rate of 20.00% and is run at the pricing speed to call.
(3) Assumes the 1-month LIBOR is instantaneously increased to a rate of 20.00%, run at the pricing speed to call and payments are received from the Swap Agreement.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                POOL CAP SCHEDULE
                        Class M and Class B Certificates
--------------------------------------------------------------------------------
                                    Pool       Pool       Effective
           Period     Pay Date     Cap(1)     Cap(2)    Pool Cap(2)(3)
           -----------------------------------------------------------
             1       8/25/2006       -           -             -
             2       9/25/2006      7.99%      7.99%        22.73%
             3      10/25/2006      8.24%      8.26%        22.80%
             4      11/25/2006      7.99%      7.99%        22.69%
             5      12/25/2006      8.24%      8.26%        22.76%
             6       1/25/2007      7.99%      7.99%        22.64%
             7       2/25/2007      7.99%      7.99%        22.60%
             8       3/25/2007      8.45%      8.85%        22.87%
             9       4/25/2007      7.99%      7.99%        22.52%
             10      5/25/2007      8.24%      8.26%        22.57%
             11      6/25/2007      7.90%      7.90%        22.32%
             12      7/25/2007      8.15%      8.16%        22.36%
             13      8/25/2007      7.90%      7.90%        22.21%
             14      9/25/2007      7.90%      7.90%        22.16%
             15     10/25/2007      8.15%      8.16%        22.21%
             16     11/25/2007      7.90%      7.90%        22.06%
             17     12/25/2007      8.15%      8.16%        22.11%
             18      1/25/2008      7.90%      7.90%        21.96%
             19      2/25/2008      7.90%      7.90%        21.91%
             20      3/25/2008      8.26%      8.45%        22.07%
             21      4/25/2008      7.90%      7.90%        21.81%
             22      5/25/2008      8.15%      8.17%        21.86%
             23      6/25/2008      7.90%      7.90%        21.72%
             24      7/25/2008     10.42%     10.52%        12.42%
             25      8/25/2008     10.11%     10.19%        12.14%
             26      9/25/2008     10.29%     10.39%        12.35%
             27     10/25/2008     10.63%     10.74%        12.69%
             28     11/25/2008     10.29%     10.39%        12.36%
             29     12/25/2008     10.63%     10.74%        12.69%
             30      1/25/2009     10.56%     11.14%        13.12%
             31      2/25/2009     10.32%     10.91%        12.89%
             32      3/25/2009     11.40%     12.15%        14.06%
             33      4/25/2009     10.35%     10.97%        12.96%
             34      5/25/2009     10.69%     11.34%        13.30%
             35      6/25/2009     10.35%     10.98%        12.97%
             36      7/25/2009     10.73%     12.14%        13.94%
             37      8/25/2009     10.42%     11.79%        13.49%
             38      9/25/2009     10.42%     11.85%        13.56%
             39     10/25/2009     10.77%     12.25%        13.94%
             40     11/25/2009     10.42%     11.85%        13.57%
             41     12/25/2009     10.77%     12.24%        13.95%
             42      1/25/2010     10.43%     12.59%        14.32%
             43      2/25/2010     10.43%     12.61%        14.34%
             44      3/25/2010     11.50%     14.03%        15.70%
             45      4/25/2010     10.43%     12.67%        14.41%
             46      5/25/2010     10.77%     13.09%        14.82%
             47      6/25/2010     10.43%     12.67%        14.42%
             48      7/25/2010     10.77%     13.10%        14.84%
             49      8/25/2010     10.43%     12.69%        14.46%
             50      9/25/2010     10.43%     12.69%        14.46%
             51     10/25/2010     10.77%     13.11%        14.87%
             52     11/25/2010     10.42%     12.68%        14.47%
             53     12/25/2010     10.77%     13.10%        14.88%
             54      1/25/2011     10.42%     12.69%        14.49%
             55      2/25/2011     10.42%     12.69%        14.50%
             56      3/25/2011     11.49%     14.05%        15.80%
             57      4/25/2011     10.42%     12.69%        14.51%
             58      5/25/2011     10.77%     13.11%        14.91%
             59      6/25/2011     10.42%     12.68%        14.52%
             60      7/25/2011     10.89%     13.22%        14.52%
             61      8/25/2011     10.58%     12.84%        12.84%
             62      9/25/2011     10.59%     12.85%        12.85%
             63     10/25/2011     10.94%     13.27%        13.27%
             64     11/25/2011     10.59%     12.84%        12.84%
             65     12/25/2011     10.94%     13.26%        13.26%
             66      1/25/2012     10.62%     12.87%        12.87%
             67      2/25/2012     10.62%     12.88%        12.88%
             68      3/25/2012     11.36%     13.77%        13.77%
             69      4/25/2012     10.62%     12.87%        12.87%
             70      5/25/2012     10.98%     13.30%        13.30%
           -----------------------------------------------------------

(1) Assumes 6-month LIBOR at [5.52750]% and is run at the pricing speed to call.
(2) Assumes the 6-month LIBOR is instantaneously increased to a rate of 20.00% and is run at the pricing speed to call.
(3) Assumes the 1-month LIBOR is instantaneously increased to a rate of 20.00%, run at the pricing speed to call and payments are received from the Swap Agreement.


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Breakeven Losses
--------------------------------------------------------------------------------

                         Static LIBOR                 Forward LIBOR
     Class         CDR (%)     Cum Loss (%)      CDR (%)     Cum Loss (%)
   ---------       -------     ------------      -------     ------------
   Class M-1        40.39%       25.49%           40.34%        25.47%
   Class M-2        29.55%       21.15%           29.52%        21.13%
   Class M-3        26.21%       19.56%           26.19%        19.55%
   Class M-4        22.66%       17.72%           22.64%        17.71%
   Class M-5        19.69%       16.04%           19.67%        16.03%
   Class M-6        17.53%       14.73%           17.51%        14.72%
   Class M-7        14.90%       13.02%           14.89%        13.01%
   Class M-8        13.38%       11.97%           13.36%        11.95%
   Class M-9        11.54%       10.62%           11.52%        10.61%
--------------------------------------------------------------------------------

Assumptions:
------------

o      Run at the Pricing Speed
o      40% loss severity
o      12 month lag from default to loss
o      Run to maturity
o      Triggers fail (i.e., no Stepdown)
o      "Break" is first dollar of principal loss
o      Defaults are in addition to prepayments
o      Advancing Principal and Interest


Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
   Asset Backed Funding Corporation
   Asset-Backed Certificates, Series 2006-OPT1
   $692,999,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Excess Spread
--------------------------------------------------------------------------------
                     Static       Forward       Forward      Forward
         Period    XS Spread     XS Spread      1m LIBOR     6m LIBOR
         ------------------------------------------------------------
            1         478           478         5.40625%     5.52750%
            2         277           277         5.45720%     5.52840%
            3         277           277         5.50380%     5.51410%
            4         277           277         5.48450%     5.49360%
            5         277           277         5.47910%     5.46500%
            6         277           277         5.45260%     5.43140%
            7         277           277         5.41240%     5.40010%
            8         278           278         5.38040%     5.37670%
            9         277           277         5.37330%     5.35140%
           10         278           277         5.31660%     5.32720%
           11         267           267         5.29240%     5.30740%
           12         268           268         5.26870%     5.28780%
           13         267           267         5.26350%     5.27050%
           14         267           267         5.24260%     5.24940%
           15         268           268         5.22110%     5.22800%
           16         268           268         5.20190%     5.20870%
           17         269           269         5.18210%     5.18910%
           18         268           268         5.16190%     5.16870%
           19         268           268         5.14170%     5.14850%
           20         270           270         5.12320%     5.16240%
           21         268           268         5.10340%     5.17470%
           22         270           270         5.08450%     5.19130%
           23         269           269         5.06370%     5.21070%
           24         497           514         5.04630%     5.23040%
           25         483           488         5.21050%     5.25420%
           26         503           507         5.20400%     5.24700%
           27         519           523         5.19890%     5.24140%
           28         504           509         5.19310%     5.23510%
           29         520           525         5.18720%     5.22930%
           30         533           528         5.18210%     5.22320%
           31         509           504         5.17450%     5.21940%
           32         559           552         5.17000%     5.23870%
           33         512           507         5.16410%     5.25670%
           34         528           523         5.15890%     5.27950%
           35         514           510         5.15220%     5.30030%
           36         534           536         5.14690%     5.32280%
           37         521           513         5.28660%     5.34750%
           38         502           495         5.28640%     5.34630%
           39         523           515         5.28810%     5.34690%
           40         510           502         5.28730%     5.34700%
           41         527           520         5.28800%     5.34700%
           42         512           507         5.28850%     5.34650%
           43         513           507         5.28700%     5.34670%
           44         561           555         5.28810%     5.36150%
           45         513           507         5.28760%     5.37500%
           46         529           523         5.28780%     5.39110%
           47         513           508         5.28700%     5.40530%
           48         529           529         5.28770%     5.42120%
           49         513           507         5.37190%     5.43840%
           50         513           507         5.37350%     5.43880%
           51         530           523         5.37620%     5.44080%
           52         514           507         5.37720%     5.44240%
           53         530           523         5.37920%     5.44370%
           54         514           509         5.38080%     5.44450%
           55         514           509         5.38090%     5.44600%
           56         562           557         5.38330%     5.45470%
           57         514           509         5.38490%     5.46230%
           58         530           524         5.38550%     5.47130%
           59         514           509         5.38600%     5.47850%
           60         542           540         5.38750%     5.48800%
           61         529           523         5.42920%     5.49560%
           62         530           524         5.43030%     5.49590%
           63         548           542         5.43200%     5.49830%
           64         530           524         5.43290%     5.49790%
           65         548           542         5.43520%     5.49910%
           66         533           527         5.43540%     5.49940%
           67         534           528         5.43540%     5.49990%
           68         570           565         5.43770%     5.50720%
           69         534           528         5.43710%     5.51360%
           70         552           546         5.43790%     5.51990%
         ------------------------------------------------------------

Banc of America Securities LLC
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.